Exhibit 99
News Release
[LOGO]	First Midwest Bancorp, Inc.		First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE		CONTACT:	James M. Roolf (630) 875-7463 www.firstmidwest.com
TRADED:	Nasdaq
SYMBOL:	FMBI
JOHN M. O'MEARA BECOMES CHIEF EXECUTIVE OFFICER

ITASCA, IL, JANUARY 2, 2003 - The Board of Directors of First Midwest Bancorp, Inc. (Nasdaq: FMBI) today announced that John M. O'Meara assumed the position of President and Chief Executive Officer effective January 1, 2003, succeeding Robert P. O'Meara whose previously announced retirement was effective December 31, 2002.

John O'Meara, 56, has been associated with First Midwest and its predecessor banks for more than 30 years and has served as the Company's Chief Operating Officer since 1993. He will continue to also serve as Chief Executive Officer of First Midwest Bank, a position he has held since 1995.

Active in a number of civic organizations, John O'Meara holds an undergraduate degree from the University of Notre Dame and an M.B.A. from Northwestern University's Kellogg School of Management.

With assets of approximately $6 billion, First Midwest is the largest independent and one of the overall largest banking companies in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management and related financial services to a broad array of customers through some 70 offices located in more than 40 communities primarily in northern Illinois.

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